BOOTHEEL AGRI-ENERGY, LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$2.00 PER UNIT

MINIMUM INVESTMENT OF 10,000 UNITS ($20,000)
5,000 UNIT INCREMENTS THEREAFTER ($10,0000)

The undersigned subscriber, desiring to become a member of Bootheel Agri-Energy, LLC (“Bootheel”), a Missouri limited liability company, with its principal place of business at 1214 Linn Street, Sikeston, Missouri, 63801, hereby subscribes for the purchase of the membership interests of Bootheel and agrees to pay the related purchase price, identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1. Subscriber’s Printed Name:

2. Title, if applicable:

3.       Subscriber’s Address:

Street

City, State, Zip Code:

4. Email Address:

B. NUMBER OF UNITS. You must purchase at least 10,000 units. We presently have 2,120,000 units outstanding. The maximum number of units to be sold in addition to the outstanding units is 55,000,000.

C. PURCHASE PRICE AND NUMBER OF UNITS PURCHASED. Indicate the dollar amount of your investment (minimum investment is $20,000).

				(A)		(B)

		Description		Number of Units		Price

(1)		Minimum Units		10,000 Units		$20,000

(2)	+	Additional Units	+	_ _ Units

(in increments of 5,000 Units)

(3)	=	Total Units:	=	_ _ Units	=	$ _ _

				(“Subscription Amount”)		(“Subscription Price”)

D. GENERAL INSTRUCTION FOR SUBSCRIBERS: You should read the Prospectus dated            (the “Prospectus”) in its entirety, including exhibits, for a complete explanation of an investment in Bootheel Agri-Energy, LLC.

INSTRUCTIONS — YOU MUST FOLLOW STEPS 1 THROUGH 3 BELOW:

1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 8 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.

2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Purchase Price and Number of Units Purchased on page 1) made payable to BOOTHEEL AGRI-ENERGY, LLC.

3. Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:

Bootheel Agri-Energy, LLC
1214 Linn Street
Sikeston, Missouri 63801
Attention: David Herbst

If we accept your investment, your funds will be at-risk upon financial closing as described in the Prospectus. Bootheel may, in its sole discretion, reject or accept any part or all of your subscription. If Bootheel rejects your subscription, your Subscription Agreement and investment will be returned to your promptly. Bootheel may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

YOU MAY DIRECT YOUR QUESTIONS TO ONE OF OUR DIRECTORS LISTED BELOW:

David Herbst, Manager & Chair
1007 State Highway EE
Chaffee, MO 63700
573-887-6891
Edward Dement, Secretary
322 Kennedy Drive
Sikeston, MO 63801
Charles E. Hurst
24662 Roth Cemetery Road
St. Mary, MO 63673
Britton Ferrell
401 East Commercial Street
Charleston, MO 63834
E. E. (Gene) Dement
615 North Kingshighway
Sikeston, MO 63801
Michael LeGrand
758 State Highway E
Benton, MO 63736
George Lewis Rone
711 Warren Avenue
Portageville, MO 63873
Joe Schneider
#1 Bienville
Cape Girardeau, MO 63701
Mike Geske
4694 State Highway E
Matthews, Missouri 63867
Douglas Golden
2217 Brookwood Drive
Cape Girardeau, MO 63701

Von Priggel, Manager & Vice Chair
371 County Highway 267
Oran, MO 63771
573-934-3663

Ken Westrich, Treasurer
1280 State Highway PP
Scott City, MO 63780

Bill Holmes
769 State Highway CC
Oran, MO 63771

Edward A. Riley
P.O. Box 427
Dexter, MO 63841

James LeGrand
1211 State Highway E
Benton, MO 63736

Ed C. Marshall, III
P.O. Box 3
Charleston, MO 63834

C. D. Stewart
25788 County Road 307
Bloomfield, MO 63825

Martin Priggel
2397 State Highway W
Oran, MO 63771

Robert E. Hahs
1862 County Road 425
Friedheim, Missouri 63747

E. ADDITIONAL SUBSCRIBER INFORMATION. The subscriber, named above, certifies the following under the penalties of perjury:

1.	FORM OF OWNERSHIP. Check the appropriate box (one only) to indicated the form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual.

☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 8).

☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed).

☐ Trust. Trustee’s Name: _ _Trust Date:

☐	Other: Provide detailed information in the space immediately below.

2.	SUBSCRIBER’S TAXPAYER INFORMATION. Check the appropriate box if you are a non-resident alien, a U.S. citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

☐	Check this box if you are non-resident alien.

☐	Check this box if you are U.S. citizen residing outside of the United States.

☐	Check this box if you are subject to back-up withholding.

Subscriber’s Social Security Number:

Joint Subscriber’s Social Security Number:

Taxpayer Identification Number:

3.	MEMBER REPORT ADDRESS. If you would like duplicate copies of member reports sent to an address that is different than the address identified in Section A on Page 1, please complete this section.

Address:

4. STATE OF RESIDENCE.

State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three (3) years:

a. _ _  b. _ _   c. _ _

5.	PRODUCER STATUS. Please review the producer status tests and check the box(es) next to the tests that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

I (We) are “Producers” as defined hereunder. For purposes of this Subscription Agreement, a “Producer” is defined as a person who is ONE of the following:

☐	A natural person or a fiduciary of a natural person who regularly participates in physical labor, operations or management in a farming operation and files Schedule F as part of the person’s annual income tax return.

☐	A person who owns at least 150 acres of agricultural land and receives as rent a share of the crops or the animals raised on the land.

☐	A duly authorized officer of a family farm corporation, member or manager of a family farm limited partnership or a trustee of a family trust actively engaged in farming.

☐	A general partnership in which all the partners are natural persons actively engaged in farming.

☐	NONE OF THE ABOVE.

6.	SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the subscriber represents and warrants to Bootheel that he, she or it:

a.	has received a copy of Bootheel’s Prospectus dated and the exhibits thereto;

b.	has been informed that the Units of Bootheel are offered and sold in reliance upon a federal securities registration; Missouri exemption and from securities registrations and exemptions in various other states, and understands that the Units to be issued pursuant to this Subscription Agreement can only be sold to a person meeting requirements of suitability;

c.	has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than as described herein and that Bootheel is relying in part upon the representations of the undersigned Subscriber contained herein;

d.	has been informed that the securities subscribed for have not been approved or disapproved by the Missouri Securities Department or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.	intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

f.	understands that there is no present market for Bootheel’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions to the transferability of the membership units;

g.	has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

h.	has received a copy of the Bootheel Operating Agreement and understands that acceptance upon financial closing, the subscriber and the membership units will be bound by the provisions of the Operating Agreements which contains, among other things, provisions that restrict the transfer of membership units;

i.	understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the Bootheel Operating Agreement and Bootheel’s Unit Transfer Policy attached to the Operating Agreement as Exhibit C and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, the Unit Transfer Policy, the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

j.	meets the suitability test marked in Item 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.	understands that Bootheel will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Bootheel in their sole discretion:

THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT AND UNIT TRANSFER AGREEMENT AS AGREED TO BY EACH MEMBER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

l.	understands that to enforce the above legend, Bootheel may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m.	has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned’s investment;

n.	may not transfer or assign this Subscription Agreement, or any of the subscriber’s interest herein;

o.	has written his, her, or its correct taxpayer identification number under Item 3 on this Subscription Agreement; and

p.	is not subject to back-up withholding either because he, she or it has not been notified by the Internal Revenue Services (“IRS”) that he, she or it is subject to back-up withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he, she or it is no longer subject to back-up withholding (Note this clause (p) should be crossed out if the back-up withholding box in Item 2 is checked.

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SIGNATURE OF SUBSCRIBER/JOINT SUBSCRIBER:

DATE: _ _

INDIVIDUALS:	ENTITIES:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual

ACCEPTANCE OF SUBSCRIPTION BY BOOTHEEL AGRI-ENERGY, LLC:

Bootheel Agri-Energy, LLC hereby accepts the subscription for the above Units.

Dated this            day of                , 200  .

BOOTHEEL AGRI-ENERGY, LLC

By: _ _

Its: _ _

EXHIBIT “A”

MEMBER SIGNATURE PAGE
ADDENDA TO THE OPERATING AGREEMENT OF BOOTHEEL AGRI-ENERGY, LLC

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Bootheel Agri-Energy, LLC, has received a copy of the Operating Agreement, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

INDIVIDUALS:	ENTITIES:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual

AGREED AND ACCEPTED ON BEHALF OF THE COMPANY AND ITS MEMBERS:

BOOTHEEL AGRI-ENERGY, LLC

By: _ _

Its: _ _